American Eagle Energy Announces Operations Update and Guidance

DENVER, CO — October 16, 2013 — American Eagle Energy Corporation (OTCQX: AMZG) (the “Company” or “American Eagle”) announces an update to operations and guidance for production and operated well development in its Spyglass Project area in northwestern Divide County, North Dakota.

Operations Update

During the quarter ended September 30, 2013, American Eagle added five operated wells to production in its Spyglass Project area, four of which are producing from the Three Forks formation. The fifth well is the first resulting from the recently announced Carry Agreement in which its JV partner pays 100% of the Company’s working interest share of well development costs for up to five Bakken wells, all of which will be operated by American Eagle. The Company initially receives 50% of its net revenue interest in each well’s production over the first two years or until the JV partner has recouped 112% of its development costs on a per-well basis, after which 100% of the Company’s initial well bore interests revert back to American Eagle

The Company completed the five new wells during September with production from these wells beginning in late September 2013. As a result of the timing, contribution from these wells to third quarter production was minimal. Because the Company prefers to assess well productivity after it has at least 30 days of production, additional details of the operated wells, including the five new wells, will be included as part of the next operations update, which will be in conjunction with the announcement of third quarter earnings during the week of November 11, 2013.

Operated Well Development Guidance

American Eagle began drilling with a second rig during late September and currently has two rigs drilling. The Company plans to continue drilling with two rigs through the end of first quarter 2014. American Eagle plans to continue operating with a balanced approach to capital spending utilizing one to two rigs to develop additional operated wells in the Spyglass Project area during 2014.

The operated well development plan for the second half of 2013 includes a total of 14 gross wells. Specifically, the plan consists of the five Middle Bakken wells that are part of the five well Carry Agreement with its JV partner, six wells (three Middle Bakken and three Three Forks wells) that are part of the six well Farm-Out Agreement with its JV partner, and three additional wells (two Three Forks and one Middle Bakken) that are not part of either agreement.

The Company anticipates that its capital spending related to operated wells will approximate $19 million for the second half of 2013. American Eagle currently plans to drill and complete 18 gross (approximately ten net) wells during 2014, at an estimated aggregate cost to the Company of approximately $65 million. American Eagle estimates the cost of drilling and completing each long-lateral well, on 1,280-acre drill spacing units (“DSUs”) to be approximately $6.8 million per well, and the cost of drilling and completing each short-lateral well, on correctional sections south of the Canadian border on 800-acre DSUs, to be approximately $6.2 million per well.

Production Guidance

American Eagle estimates that its average production during the quarter ended September 30, 2013 was approximately 1,200 to 1,300 barrels of oil equivalent per day (“BOEPD”). This is similar to the average production during the quarter ended June 30, 2013 of 1,288 BOEPD. Production was relatively flat, quarter-over-quarter, as the incremental production on new wells was minimal due to the timing of new wells being added to production in late September. The incremental production from the new wells was effectively offset by the expected production decline of wells that were producing during second quarter and the effects of planned downtime from operated wells that were shut-in as adjacent wells were fracture stimulated.

The Company estimates that average production for the fourth quarter ended December 31, 2013, will be approximately 2,100 BOEPD. This includes the previously announced acquisition of approximately 9,700 net acres with approximately 750 BOEPD of production, which closed on October 2, 2013. American Eagle anticipates an increase in volumes as completed wells are added to production, which will be partially offset from wells that may be shut-in as adjacent wells are fracture stimulated.

Management Comments

Brad Colby, President and CEO of American Eagle, said, “We are excited about the progress that we have made over the last few months as we accelerate development. We increased our working interest, production, cash flow and proved reserves with the recently closed acquisition. We anticipate the five well Carry Agreement will support increased proved reserves for the Middle Bakken and the six well Farm-Out Agreement will help to convert a large portion of our acreage into a proved area with successful wells. We look forward to providing additional details as we execute our development plans going forward.”

ABOUT AMERICAN EAGLE ENERGY CORPORATION

American Eagle Energy Corporation is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota, targeting the Bakken and Three Forks shale oil formations. The Company is based in Denver, CO. More information about American Eagle can be found at www.americaneagleenergy.com or by contacting investor relations at 303-798-5235 or ir@amzgcorp.com. Company filings with the Securities and Exchange Commission can be obtained free of charge at the SEC’s internet site at www.sec.gov.

SAFE HARBOR

This press release may contain forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this press release regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “possible,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies, or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services, and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

INVESTOR RELATIONS CONTACT:

Marty Beskow

Vice President of Capital Markets and Strategy

American Eagle Energy Corporation

303-798-5235

ir@amzgcorp.com

www.americaneagleenergy.com

Brad Holmes

EnergyIR

713-654-4009

B_holmes@att.net